Exhibit (16)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints HENRY J. HERRMANN, DANIEL C. SCHULTE and KRISTEN A. RICHARDS, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Ivy Funds, on behalf of Ivy International Fund, and the Ivy Funds, Inc., on behalf of Ivy International Growth Fund, to comply with the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the names of each trustee or director in his/her behalf as such trustee or director as indicated below opposite his/her signature hereto, to the Registration Statement as filed on Form N-14 and on behalf of Ivy International Fund, a series of Ivy Funds, pursuant to a proposed Agreement and Plan of Reorganization to be entered into between Ivy International Fund and Ivy International Growth Fund, and to any amendment or supplement to the Registration Statement, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement or amendment or supplement thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

Date: December 7, 2005	/s/Henry J. Herrmann Henry J. Herrmann, President

/s/Henry J. Herrmann	Chairman of the Board, President and Trustee/Director
Henry J. Herrmann

/s/Theodore W. Howard Theodore W. Howard	Vice President, Treasurer, Principal Accounting Officer and Principal Financial Officer

/s/Jarold W. Boettcher Jarold W. Boettcher	Trustee/Director

/s/James D. Gressett James D. Gressett	Trustee/Director

/s/Joseph Harroz, Jr. Joseph Harroz, Jr.	Trustee/Director

/s/Glendon E. Johnson, Jr. Glendon E. Johnson, Jr.	Trustee/Director

/s/Eleanor B. Schwartz Eleanor B. Schwartz	Trustee/Director

/s/Michael G. Smith Michael G. Smith	Trustee/Director

/s/Edward M. Tighe Edward M. Tighe	Trustee/Director

Attest:

/s/Kristen A. Richards Kristen A. Richards, Secretary